UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OCUGEN, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ocugen, Inc. Announces Adjournment of Annual Meeting of Shareholders
Malvern, Pa, June 9, 2023 (GLOBE NEWSWIRE) — Ocugen, Inc. (Ocugen or the Company) (NASDAQ: OCGN), a biotechnology company focused on discovering, developing, and commercializing novel gene and cell therapies, biologics, and vaccines, today announced that the Company’s 2023 Annual Meeting of Shareholders (Annual Meeting) was convened and adjourned, without any business being conducted, due to lack of the required quorum.
A quorum consists of the presence at the Annual Meeting either online during the live audio webcast or represented by proxy of the holders of a majority of the voting power of our outstanding shares of common stock entitled to vote at the Annual Meeting. There were fewer than a majority of shares entitled to vote present, either in person or by proxy at the Annual Meeting. The Annual Meeting therefore had no quorum, and accordingly, the Annual Meeting has been adjourned. The Annual Meeting will resume with respect to all proposals at 11 a.m. Eastern Time on Friday, June 23, 2023 and will continue to be held virtually.
The record date for determining shareholders eligible to vote at the Annual Meeting will remain the close of business on April 13, 2023. Shareholders who have already submitted a proxy do not need to vote again for the reconvened Annual Meeting, as the proxies submitted will remain valid. Shareholders who have already submitted proxies and would like to change their vote with respect to any of the proposals can update their vote in the manner set forth in the Definitive Proxy Statement. Your vote will be recorded at the Annual Meeting in accordance with your most recently submitted proxy.
Ocugen shareholders as of close of business on the April 13, 2023 record date who have not yet voted are encouraged to vote online at www.proxyvote.com or by telephone at 1-800-690-6903. Shareholders that need assistance voting or have questions, may contact Ocugen’s proxy solicitation firm, Innisfree M&A Incorporated, at (877) 750-8198.
Voting on all proposals will be open until the conclusion of Ocugen’s 2023 Annual Meeting on June 23, 2023.
If you hold your shares of our common stock with a broker, bank, or other holder of record as nominee or agent, you may be subject to an earlier voting deadline and you should carefully review any materials received from the nominee or agent regarding how to vote your shares.
A copy of the Definitive Proxy Statement is available to shareholders on the Company’s website and at the website maintained by the SEC at www.sec.gov.
Ocugen shareholders as of the April 13, 2023 record date for the Annual Meeting are invited to attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/OCGN2023.
Important Information
This material may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened and held on June 23, 2023. In connection with the Annual Meeting, the Company filed a Definitive Proxy Statement with the SEC on April 20, 2023. BEFORE MAKING ANY VOTING DECISIONS, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement was mailed to shareholders who are entitled to vote at the Annual Meeting. No changes have been made to the proposals to be voted on by shareholders at the Annual Meeting. The Company’s Definitive Proxy Statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC's website at www.sec.gov or the Company’s website www.ocugen.com.
About Ocugen, Inc.
Ocugen, Inc. is a biotechnology company focused on discovering, developing, and commercializing novel gene and cell therapies, biologics, and vaccines that improve health and offer hope for patients across the globe. We are making an impact on patient’s lives through courageous innovation—forging new scientific paths that harness our unique intellectual and human capital. Our breakthrough modifier gene therapy platform has the potential to treat multiple retinal diseases with a single product, and we are advancing research in infectious diseases to support public health and orthopedic diseases to address unmet medical needs. Discover more at www.ocugen.com and follow us on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from our current expectations. These and other risks and uncertainties are more fully described in our periodic filings with the Securities and Exchange Commission (SEC), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by law, we assume no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events, or otherwise, after the date of this press release.
Contact:
Tiffany Hamilton
Head of Corporate Communications
IR@ocugen.com